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                                                                      EXHIBIT 10

                           CHANGE-IN-CONTROL AGREEMENT

            AGREEMENT entered into as of May 7, 2004 by and between Home Federal Savings Bank, a federally chartered savings bank (the "Bank") and a wholly owned subsidiary of HMN Financial, Inc., a Delaware corporation (the "Company"), and ________________ (the "Executive").

                                   WITNESSETH:

            WHEREAS, the Executive is a key member of the management of the Company and the Bank and has heretofore devoted substantial skill and effort to the affairs of the Company and the Bank; and

            WHEREAS, it is desirable and in the best interests of the Bank and the Company and its shareholders to continue to obtain the benefits of the Executive's services and attention to the affairs of the Company and the Bank; and

            WHEREAS, it is desirable and in the best interests of the Bank and the Company and its shareholders to provide inducement for the Executive (A) to remain in the service of the Company and the Bank in the event of any proposed or anticipated change in control of the Company and (B) to remain in the service of the Company and the Bank in order to facilitate an orderly transition in the event of a change in control of the Company; and

            WHEREAS, it is desirable and in the best interests of the Bank and the Company and its shareholders that the Executive be in a position to make judgments and advise the Company with respect to proposed changes in control of the Company or the Bank; and

            WHEREAS, the Executive desires to be protected in the event of certain changes in control of the Company or the Bank; and

            WHEREAS, Executive and the Bank desire to terminate the prior agreement between Executive and the Bank and to enter into this Agreement to conform the renewal period of this Agreement with that of other similar agreements regarding payments upon a change in control between certain other employees and the Company; and

            WHEREAS, for the reasons set forth above, the Bank and the Executive desire to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Bank and the Executive agree as follows:
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      1. Employment. This Agreement does not govern the terms of the Executive's employment, unless an Event shall be deemed to have occurred as contemplated by
Section 2.

      2. Events. No amounts or benefits shall be payable or provided for pursuant to this Agreement unless an Event shall occur during the Term of this Agreement.

            (a) For purposes of this Agreement, an "Event" shall be deemed to have occurred if any of the following occur:

                  (i) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act")) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute an Event pursuant to this Section 2(a)(i):

                        (A) any acquisition of beneficial ownership by the
                  Company, the Bank or a subsidiary of the Company or the Bank;

                        (B) any acquisition or beneficial ownership by any
                  employee benefit plan (or related trust) sponsored or maintained by the Company, the Bank or one or more of their subsidiaries;

                        (C) any acquisition or beneficial ownership by any
                  corporation (including without limitation an acquisition in a transaction of the nature described in Section 2(a)(iii)) with respect to which, immediately following such acquisition, more than 65%, respectively, of (x) the combined voting power of the Company's or the Bank's then outstanding Voting Securities and (y) the Company's or the Bank's then outstanding common stock (the "Common Stock") is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock, respectively, of the Company or the Bank immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Common Stock, as the case may be, immediately prior to such acquisition;


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                        (D) any acquisition of Voting Securities or Common Stock
                  directly from the Company or the Bank;

                  (ii) Continuing Directors shall not constitute a majority of the members of the Board of Directors of the Company. For purposes of this Section 2(a)(ii), "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company,
            (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a "Continuing Director" shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board of Directors of the Company;

                  (iii) Consummation of a reorganization, merger or
            consolidation of the Company or the Bank or a statutory exchange of outstanding Voting Securities of the Company or the Bank, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, (x) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and (y) the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Common Stock, as the case may be;

                  (iv) (x) Approval by the shareholders of the Company of a
            complete liquidation or dissolution of the Company or the Bank or
            (y) approval by the shareholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company or the Bank (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 65% of, respectively, (1) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (2) the


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            then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Common Stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Common Stock, as the case may be;

                  (v) The Company or the Bank enters into a letter of intent, an agreement in principle or a definitive agreement relating to an Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) hereof that ultimately results in such an Event, or a tender or exchange offer or proxy contest is commenced which ultimately results in an Event described in Section 2(a)(i) or 2(a)(ii) hereof; or

                  (vi) There shall be an involuntary termination or Constructive
            Involuntary Termination of employment of the Executive, and the Executive reasonably demonstrates that such event (x) was requested by a party other than the Board of Directors of the Company or the Bank that had previously taken other steps reasonably calculated to result in an Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) hereof and which ultimately results in an Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) hereof, or (y) otherwise arose in connection with or in anticipation of an Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) hereof that ultimately occurs.

      Notwithstanding anything stated in this Section 2(a), an Event shall not be deemed to occur with respect to the Executive if (x) the acquisition or beneficial ownership of the 35% or greater interest referred to in Section 2(a)(i) is by the Executive or by a group, acting in concert, that includes the Executive or (y) a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company or the Bank shall, immediately after a reorganization, merger, consolidation, exchange or disposition of assets referred to in Section 2(a)(iii) or 2(a)(iv), be beneficially owned, directly or indirectly, by the Executive or by a group, acting in concert, that includes the Executive.

            (b) For purposes of this Agreement, a "subsidiary" of the Company or the Bank shall mean any entity of which securities or other ownership interests having general voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or the Bank.


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      3. Payments and Benefits. If any Event shall occur during the Term of this
Agreement, then the Executive shall be entitled to receive from the Company, the Bank or either of their successors (which term as used herein shall include any person acquiring all or substantially all of the assets of the Company or the
Bank) a cash payment and other benefits on the following basis (unless the Executive's employment by the Company is terminated voluntarily or involuntarily prior to the occurrence of the earliest Event to occur (the "First Event"), in which case the Executive shall be entitled to no payment or benefits under this
Section 3):

            (a) If at the time of, or at any time after, the occurrence of the First Event and prior to the end of the Transition Period (as defined in Section 4(d)), the employment of the Executive with the Company or the Bank is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by the Executive other than a Constructive Involuntary Termination or is on account of the death or Disability of the Executive or is a termination by the Company or the Bank for Cause), the Executive (or the Executive's legal representative, as the case may be),

                  (i) shall be entitled to receive from the Company, the Bank or either of their successors, upon such termination of employment with the Company, the Bank or either of their successors, a cash payment in an amount equal to 2.0 times the average annual base salary payable by the Bank and included in the gross income for Federal Income Tax purposes of the Executive during the shorter of the period consisting of the five most recently completed taxable years of the Executive ending before the First Event (other than an Event described in Section 2(a)(v) or 2(a)(vi) unless the Executive is terminated prior to the occurrence of an Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv)) or that portion of such period during which the Executive was employed by the Company or the Bank (for which purpose compensation for a partial year shall be annualized, in accordance with temporary or final regulations promulgated under Section 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, before determining average annual compensation for the period, such average annual compensation to be determined in accordance with temporary or final regulations promulgated under Section 280G(d) of the Code or any successor provision thereto and such payment to be made to the Executive by the Company, the Bank or either of their successors in a lump sum at the time of such termination of employment; and

                  (ii) shall be entitled for one year after the termination of the Executive's employment with the Company or the Bank to participate in any health, disability and life insurance plan or program in which the Executive


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            was entitled to participate immediately prior to the First Event as if he were an employee of the Company or the Bank during such one-year period (except, with respect to health insurance coverage, for those portions remaining during such one-year period that duplicate health insurance coverage that is in place for the Executive under any other policy provided at the expense of another employer); provided however, that in the event that the Executive's participation in any such health, disability or life insurance plan or program of the Company or the Bank is barred, the Company or the Bank, at its sole cost and expense, shall arrange to provide the Executive with benefits substantially similar to those which the Executive would be entitled to receive under such plan or program if he were not barred from participation.

            (b) The payments provided for in this Section 3 shall be in addition to any salary or other remuneration otherwise payable to the Executive on account of employment by the Company, the Bank or one or more of either of their subsidiaries or successors (including any amounts received prior to such termination of employment for personal services rendered after the occurrence of the First Event) but shall be reduced by any severance pay which the Executive receives from the Bank, its subsidiaries or its successor under any other policy or agreement of the Bank or its subsidiaries in the event of involuntary termination of Executive's employment.

            (c) In the event that at any time from the date of the First Event until the end of the Transition Period,

                  (i) the Executive shall not be given substantially equivalent or greater title, duties, responsibilities and authority, in each case as compared with the Executive's status immediately prior to the First Event, other than for Cause or on account of Disability;

                  (ii) the Executive's annual base salary shall be reduced from the Executive's annual base salary in effect immediately prior to the First Event;

                  (iii) the Company or the Bank shall fail to provide the
            Executive with benefits under either of their pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans and other employee benefit plans and arrangements that in the aggregate for all such plans and arrangements are at least as favorable to the Executive as those benefits covering the Executive immediately prior to the First Event or shall fail to provide the Executive with at least the number of paid vacation days to which the Executive was entitled immediately prior to the First Event;


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                  (iv) the Bank shall have failed to obtain assumption of this
            Agreement by any successor as contemplated by Section 5(b) hereof;

                  (v) the Company or the Bank shall require the Executive to relocate to any place other than a location within thirty-five miles of the location at which the Executive performed his primary duties immediately prior to the First Event or, if the Executive performed such duties at the Company's principal executive offices, the Company shall relocate its principal executive offices to any location other than a location within thirty-five miles of the location of the principal executive offices immediately prior to the First Event; or

      a termination of employment with the Company or the Bank by the Executive thereafter shall constitute a Constructive Involuntary Termination.

            (d) Notwithstanding any provision to the contrary contained herein except the last sentence of this Section 3(d), if the lump sum cash payment due and the other benefits to which the Executive shall become entitled under Section 3(a) hereof, either alone or together with other payments in the nature of compensation to the Executive which are contingent on a change in the ownership or effective control of the Company or the Bank or in the ownership of a substantial portion of the assets of the Company or the Bank or otherwise, would constitute a "parachute payment" as defined in Section 280G of the Code or any successor provision thereto, such lump sum payment and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or being non-deductible to the Company or the Bank for federal income tax purposes pursuant to Section 280G of the Code (or any successor provision thereto). The Company or the Bank in good faith shall determine the amount of any reduction to be made pursuant to this Section 3(d) and shall select from among the foregoing benefits and payments those which shall be reduced. No modification of, or successor provision to,
      Section 280G or Section 4999 subsequent to the date of this Agreement shall, however, reduce the benefits to which the Executive would be entitled under this Agreement in the absence of this Section 3(d) to a greater extent than they would have been reduced if Section 280G and
      Section 4999 had not been modified or superseded subsequent to the date of this Agreement, notwithstanding anything to the contrary provided in the first sentence of this Section 3(d).

            (e) The Executive shall not be required to mitigate the amount of any payment or other benefit provided for in Section 3 by seeking other employment or otherwise, nor (except as specifically provided in Section 3(a)(ii) or 3(b)) shall the amount of any payment or other benefit provided for in Section 3 be reduced by any


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      compensation earned by the Executive as the result of employment by another employer after termination, or otherwise.

            (f) The obligations of the Company and the Bank under this Section 3 shall survive the termination of this Agreement.

      4.    Definition of Certain Additional Terms.

            (a) As used herein, other than in Section 2(a) hereof, the term "person" shall mean an individual, partnership, corporation, estate, trust or other entity.

            (b) As used herein, the term "Cause" shall mean, and be limited to:

                  (i) an act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company or the Bank;

                  (ii) unlawful conduct or gross misconduct that is willful and deliberate on Executive's part and that, in either event, is injurious to the Company or the Bank; or

                  (iii) the conviction of Executive of a felony.

                  (iv) failure of Executive to perform his duties and responsibilities under the Employment Agreement or to satisfy his obligations as an officer or employee of the Company or the Bank, which failure has not been cured by Executive within 30 days after written notice thereof to Executive from the Company or the Bank, as applicable; or

                  (v) material breach of any terms and conditions of the Employment Agreement by Executive not caused by the Company or the Bank, which breach has not been cured by Executive within ten days after written notice thereof to Executive from the Company or the Bank.

            (c) As used herein, the term "Disability" shall mean the inability of Executive to perform on a full-time basis the duties and responsibilities of his employment with the Company or the Bank by reason of his illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 180 days or more during any 360-day period. A period of inability shall be


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      "uninterrupted" unless and until Executive returns to full-time work for a continuous period of at least 30 days.

            (d) As used herein, the term "Transition Period" shall mean the one year period commencing on the date of the earliest to occur of an Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) hereof (the "Commencement Date") and ending one year after the Commencement Date.

      5. Successors and Assigns.

            (a) This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Executive shall not have any right to assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or the Bank or either of their successors.

            (b) The Company and the Bank will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or the Bank or all or substantially all of the assets of the Company or the Bank, or by merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company and the Bank would be required to perform it if no such succession had taken place. Failure of the Company or the Bank, as applicable, to obtain such agreement prior to the effectiveness of any such succession (other than in the case of a merger or consolidation) shall be a breach of this Agreement and shall entitle the Executive to compensation from the Bank in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment on account of a Constructive Involuntary Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which is required to execute and deliver the agreement provided for in this Section 5(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and "Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which is required to execute and deliver the agreement provided for in this Section 5(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      6. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota.


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      7. Notices. All notices, requests and demands given to or made pursuant hereto shall be in writing and shall be delivered or mailed to any such party at its address which:

            (a)   In the case of the Company or the Bank shall be:

                  HMN Financial, Inc.
                  Attention:  Chairman of the Board
                  1016 Civic Center Drive NW
                  Rochester, Minnesota  55901

            (b)   In the case of the Executive shall be:

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------

Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed to have been given on the registered date or that date stamped on the certified mail receipt.

      8. Severability; Severance. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. In the event that any benefits to the Executive provided in this Agreement are held to be unavailable to the Executive as a matter of law, the Executive shall be entitled to severance benefits from the Bank, in the event of an involuntary termination or Constructive Involuntary Termination of employment of the Executive (other than a termination on account of the death or Disability of the Executive or a termination for Cause) during the term of this Agreement occurring at the time of or following the occurrence of an Event, at least as favorable to the Executive (when taken together with the benefits under this Agreement that are actually received by the Executive) as the most advantageous benefits made available by the Employer to employees of comparable position and seniority to the Executive during the five-year period prior to the First Event.

      9. Term. This Agreement shall commence on the date of this Agreement and shall terminate, and the Term of this Agreement shall end, on the later of (A) August 28, 2006, provided that such period shall be extended automatically for one year and from year to year thereafter until notice of termination is given by the Company or the Executive to the


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other party hereto at least eighteen months prior to August 28, 2006 or the expiration of the one-year extension period then in effect, as the case may be, or (B) if the Commencement Date occurs on or prior to August 28, 2006 (or prior to the end of the extension year then in effect as provided for in clause (A) hereof), one year after the Commencement Date.

      10. Termination of Prior Agreement. This Agreement supercedes any prior agreement, other than stock option agreements, regarding payments by the Bank to Executive upon a change-in-control of the Company or the Bank and any such agreement is hereby terminated and neither party shall have any rights or obligations pursuant to the terms of any such agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            HOME FEDERAL SAVINGS BANK

                                            By
                                              ---------------------------------
                                                       Its
                                                          ---------------------

                                            Executive

                                            ------------------------------------